Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252370

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 5, 2021)

ESPORTS ENTERTAINMENT GROUP, INC.

Up to $20,000,000 of Common Stock

We have entered into a sales agreement with Maxim Group LLC (“Maxim”) relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to a maximum aggregate amount of $20,000,000 of our common stock, $0.001 par value per share, from time to time through Maxim, acting as agent.

Our common stock is traded on The NASDAQ Capital Market under the symbol “GMBL.” The closing price of our common stock on September 2, 2021 was $9.07 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Maxim and us. Maxim will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. We are limited to the sale of not more than $20,000,000 of our common stock pursuant to the sales agreement. Based on the trading price of our common stock and because there is no minimum offering amount provided for under the engagement agreement the actual proceeds to us will vary.

In connection with the sale of the common stock on our behalf, Maxim may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-15 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is September 3, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus dated February 5, 2021, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “EEG,” the “Company,” “we,” “us,” “our” and similar terms refer to Esports Entertainment Group, Inc., a Nevada corporation, and its consolidated subsidiaries. References to our “common stock” refer to the common stock of Esports Entertainment Group, Inc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

●	any statements of the plans, strategies and objectives of management for future operations;

●	any statements concerning proposed new products, services or developments;

●	any statements regarding future economic conditions or performance;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our estimates regarding the sufficiency of our cash resources and our need for additional funding; and

●	our intended use of the net proceeds from the offerings of shares of common stock under this prospectus supplement.

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all the information that may be important to purchasers of our securities. Before making an investment decision, you should carefully read the entire prospectus supplement, including the “Risk Factors” section, the accompanying base prospectus and the documents and other information incorporated by reference into the prospectus.

About Esports Entertainment Group, Inc.

Overview

Corporate History

Esports Entertainment Group, Inc. (“EEG”) was formed in the State of Nevada on July 22, 2008 under its prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. The company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, they acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of its common stock. From May 2013 until August 2018, its operations were limited to designing, developing and testing its wagering systems. They launched their online esports wagering website (www.vie.gg) in August 2018.

Business Overview

EEG is the competitive playing of video games by amateur and professional teams as a spectator sport. Esports typically takes the form of organized, multiplayer video games that include genre’s such as real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. As of June 30, 2021, the three most popular esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Fortnite, StarCraft II, Call of Duty¸ Overwatch, Hearthstone and Apex Legends. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv and youtube.com.

EEG is an esports focused iGaming and entertainment company with a global footprint. EEG’s strategy is to build and acquire betting and related platforms, and lever them into the rapidly growing esports vertical. We operate the business in two verticals, EEG iGaming and EEG Games.

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EEG iGaming:

In the EEG iGaming vertical, we have a best-in-class esports betting platform with full casino and sportsbook functionality. Our in-house gambling software platform, Phoenix, is a modern reimagined sportsbook that caters to both millennial esports bettors as well as traditional sports bettors. Phoenix is being developed through the assets and resources of FLIP Sports Limited, a software development company, that we acquired in September 2020.

EEG’s goal is to be a leader in the large and rapidly growing sector of esports real-money wagering, offering fans the ability to wager on professional esports events in a licensed and secure environment. From February 2021, under the terms of their Maltese Gaming Authority (MGA) license, we are now able to accept wagers from residents of over 180 jurisdictions including countries within the European Union, Canada, New Zealand and South Africa, on our ‘‘Vie.bet’’ platform.

Alongside the Vie.bet esports focused platform, EEG owns and operates:

●	Argyll Entertainment’s flagship Sportnation.bet online sportsbook and casino brand, licensed in the UK and Ireland;
●	Lucky Dino’s 5 online casino brands licensed by the MGA on its in-house built iDefix casino-platform; and
●	The recently acquired Bethard online sportsbook and casino brands, operating under MGA, Spanish, Irish and Swedish licenses.

On August 20, 2020, EEG announced entry into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH), now Bally’s Corporation (NYSE: BALY), to launch their proprietary mobile sports betting product, ‘‘Vie.gg’, in the state of New Jersey. EEG intends to have this platform, which was previously licensed in Curacao, live in the state during August 2021 or soon thereafter.

In total EEG currently holds five Tier-1 gambling licenses (Malta, UK, Ireland, Spain and Sweden) and are in the process of acquiring one additional gambling license in the United States for the state of New Jersey. Our acquisitions of Argyll Entertainment, Lucky Dino and Bethard provide a foothold in mature markets in Europe into which we believe we can cross-sell our esports offerings.

EEG Games:

In the EEG Games vertical, focus is on providing esports entertainment experiences for every gamer. We do this through a combination of 1) in-person experiences (at Helix Centers), 2) online tournaments (through their recently acquired EGL tournament platform), and 3) player-vs-player wagering (through their soon-to-be-released LANDuel product). In order to provide exposure for our platforms, we have signed numerous exclusive marketing relationships with professional sports organizations across the NFL, NBA, NHL and MLS.

Underpinning our EEG Games vertical is our proprietary infrastructure software, ggCircuit (“GGC”). ggCircuit is the leading provider of local area network (“LAN”) Center management software, enabling us to seamlessly manage mission critical functions such as game licensing and payments.

Recent Developments

Entry into a Securities Purchase Agreement with Investor

On May 28, 2021, we entered into a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which we sold a Senior Convertible Note dated June 2, 2021, with an initial principal amount of $35 million (the “Convertible Note”) in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Convertible Note bears interest at a rate of 8% per annum and matures two years following the date of issuance (the “Maturity Date”, subject to extension in certain circumstances, including bankruptcy and outstanding events of default). In addition to the principal amount the Company is required to pay an additional amount equal to 6% of the outstanding principal amount. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Note), the Convertible Note will accrue interest at the rate of 12.0% per annum.

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The Convertible Note is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $17.50 per share. The Convertible Note is subject to a most favored nations provision and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

In connection with the sale of the Convertible Note, the Company issued two warrants to the Investor, the Series A Warrant and Series B Warrant. Pursuant to the Series A Warrant, issued by the Company in favor of the Investor, the investor shall have the right to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $17.50 per share. The Series A Warrant expires in 4 years. The Series A Warrant has a cashless exercise provision provides that no effective registration statement exists and a beneficial ownership limitation of 4.99% which may be increased or decreased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Pursuant to a Series B Warrant, issued by the Company in favor of the Investor, the investor shall have the right to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $17.50 per share. The Series B Warrant expires in 2 years. The Series B Warrant has a cashless exercise provision provides that no effective registration statement exists and a beneficial ownership limitation of 4.99% which may be increased or decreased up to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase. The Series B Warrant is only exercisable to the extent that the indebtedness owing under the Convertible Note is redeemed. For every share of common stock issuable upon conversion of the redemption amount on the Convertible Note, one warrant share will vest and be eligible for exercise.

On July 13, 2021, the Purchaser consented to the Pledge entered into with Gameday Group Plc as described under the header below titled “Entry into a Securities Purchase Agreement with Gameday Group Plc”, waived the provisions of Section 14(c) of the Note prohibiting the Pledge, and agreed that the lien represented by the Pledge shall constitute a “Permitted Lien” for purposes of Section 31(uu) of the Note.

Entry into a Securities Purchase Agreement with Gameday Group Plc

On May 25, 2021 (the “Signing Date”), we entered into a Share Sale and Purchase Agreement with Gameday Group Plc, a limited liability company incorporated in Malta (the “Seller”, and together with the Company, the “Parties”). Subject to the terms and conditions of the Purchase Agreement, the Parties agreed that the Shares (as defined below) will be sold by the Seller to the Company five Business Days after the issuance of the Seller’s Pre-Closing Restructuring Confirmation (as defined below), or such other date as the Parties may agree on writing (the “Closing Date”). All defined terms used herein and not otherwise defined have the meanings set forth in the Purchase Agreement.

According to the Purchase Agreement, the Seller owns certain business assets (the “Assets”) regarding the Bethard, Fastbet and Betive brands (the “Business”), including (i) the brand name Bethard (and, together with the Fastbet and Betive brands the “Brands”); (ii) domains relating to the Brands (the “Domains”); (iii) the customer databases relating to the Brands (the “Customer Databases”); (iv) website content, materials and code pertaining to the Domains (or any part/s thereof) currently owned by the Seller and any of its Affiliates (the “Front-End Code”); (v) certain licensee rights under an ambassador agreement originally entered into by Bethard Group Limited (“BG”) and Unknown AB (“Unknown”), dated February 14, 2018 (and amended on February 26, 2018 and on March 16, 2018), and thereafter assigned and novated by BG to Together Gaming Solutions p.l.c (“TGS”) on April 30, 2019 and subsequently amended on March 27, 2020 (the “Zlatan Agreement”); and (vi) B2C online gambling licenses in Sweden, Spain, Malta, and Ireland (each a “License” and together the “Licenses”).

As described in the Purchase Agreement, Prozone Limited, a limited liability company incorporated in Malta (“Prozone”) prior to the completion of all actions and the transactions (including the Transaction defined below) required to take place at the Closing on the Closing Date (the “Closing”) intends to enter into (i) an asset transfer agreement with the Seller’s subsidiaries, BG and TGS (the “Asset Transfer Agreements”), pursuant to which Prozone will acquire, prior to the Closing, full legal title and ownership of the Assets (with the exception of the Licenses and the Zlatan Agreement) owned by each of BG and TGS, free and clear from any Encumbrances;(ii) a white label platform licensing agreement with TGS for the Together Gaming Platform (the “Platform”) (the “White Label Agreement”) regarding the Business; (iii) a turnkey platform licensing agreement with the TGS for the Platform (the “Turnkey Agreement”); and (iv) a services agreement with BG for operational support services (the “Services Agreement”) (the “Pre-Closing Restructuring”).

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Following the Pre-Closing Restructuring and prior to the Closing, the Seller assumed Prozone’s payment obligations to BG and TGS under the Asset Transfer Agreements in consideration for receivables (of an aggregate amount that is equal to those payment obligations) due by Prozone to the Seller in accordance with an assignment and novation agreement entered into between Prozone, the Seller, and BG and an assignment and novation agreement entered into between Prozone, the Seller, and TGS (the “Assignment and Novation Agreements”). These receivables were then capitalized (i.e., converted into shares in Prozone) and at which point Prozone had issued share capital of the EUR 25,101,200 divided into 25,101,200 shares of EUR 1 each (the “Shares”), all of which was owned by the Seller. The Seller subsequently sold all of the Shares of Prozone together with all rights attached to them and free from any Encumbrance to the Company (the “Transaction”) on the Closing Date subject to the terms and conditions of the Purchase Agreement.

Following the Closing, the Seller agreed to procure that each of the Licenses are transferred to Prozone as soon as practicable, subject to such transfers being permitted under the relevant local regulations. Prozone agreed to operate for a minimum period of 24 months from the Closing the Domains utilizing the Platform, pursuant to the terms of the White Label Agreement and/or the Turnkey Agreement. After 24 months from the Closing have passed, Prozone shall be free to terminate the White Label Agreement and/or Turnkey Agreement (as applicable) and migrate the Domains and the Customer Databases to another platform of Prozone’s choice. The Seller agreed to procure that the Zlatan Agreement (which is currently the subject of negotiation between TGS and Unknown) will be assigned and novated in favor of Prozone pursuant to an assignment and novation agreement to be entered into between TGS, Unknown, and Prozone (the “Zlatan Agreement Assignment”).

The Purchase Price for the Shares shall be an amount corresponding to the aggregate of (i) EUR 16,000,000 (the “Closing Payment”); (ii) the additional consideration payable to the Seller by the Company as set out in Section 5 of the Purchase agreement (the “Additional Payment”); and (iii) the shares of the Company’s common stock, par value $0.001 to be allotted and issued to the Seller by the second year anniversary of the Closing Date, representing an aggregate value of the USD Currency Equivalent of EUR7,600,000 as set out in Section 6 of the Purchase Agreement or such lower amount as may be applicable in accordance with Section 9.3 of the Purchase Agreement (the “Share Consideration”, and together with the Closing Payment and the Additional Payment, the “Purchase Price”).

On July 13, 2021, the Company and the Seller entered into an Amendment Agreement (the “Amendment”) with respect to the Purchase Agreement, pursuant to which the Seller and the Company agreed to amend the Purchase Agreement, specifically the Purchase Price, as follows: (i) the Company agreed to make a payment of EUR 12,000,000 (the “First Payment”) to the Seller by no later than July 13, 2021 (the “First Payment Date”) and a payment of EUR 4,000,000 (the “Second Payment”) to the Seller by no later than October 1, 2021 (the “Second Payment Date”); (ii) the Company agreed to pay Seller an additional EUR 1,000,000 on the First Payment Date, representing a refund to the Seller of an equivalent amount that the Seller has deposited with the Spanish Gaming Authority (DGOJ) as a guarantee for regulatory purposes (the “Spanish Deposit Amount”). Further, the Additional Payment, shall be increased from 12% of the Net Gaming Revenue during Relevant Period, effective July 1, 2021, to 15% of Net Gaming Revenue until receipt of the Second Payment, following which it shall be reduced to 12% of Net Gaming Revenue for the remainder of the Relevant Period.

The Additional Payment shall be reduced to 10% of Net Gaming Revenue in respect of any relevant jurisdiction where the Company has not yet acquired the relevant B2C online gambling license for a three month period beginning July 31, 2021 but shall increase to 12% for the remainder of the Relevant Period once the relevant license has been acquired by the Company.

On July 13, 2021, the Company and the Seller entered into that certain Pledge of Shares Agreement (the “Pledge Agreement”), whereby the Company agreed to pledge the Shares in favor of the Seller (the “Pledge”) as security for the Company’s obligation to make the Second Payment by no later than the Second Payment Date, including any and all fees and/or expenses which the Seller may incur in the protection or enforcement of its respective rights under the Purchase Agreement (the “Secured Obligations”). The Pledge will be released by the Seller upon receipt by the Seller of the Second Payment. The Pledge Agreement constitutes a continuing security for the due and punctual performance of all the Secured Obligations. The Pledge Agreement contains customary representations, warranties and covenants, and other terms and conditions.

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On July 13, 2021, the Company and Seller, having met all conditions precedent in the Amendment consummated the closing for the Shares. Pursuant to the Amendment, as consideration for the Shares, the Company paid the Seller EUR 12,000,000 at the Closing with the Second Payment and Additional Consideration to follow in accordance with the Amendment.

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, Helix Holdings, LLC, a limited liability company incorporated under the laws of Delaware (“Helix”), and the equity holders of Helix (the “Helix Equity Holders”), whereby the Company will acquire from the Helix Equity Holders all of the issued and outstanding membership units of Helix (the “Helix Units”), making Helix a wholly owned subsidiary of the Company.

In connection with the negotiation of the Helix Purchase Agreement, the Company advanced an aggregate of $400,000 to Helix during 2020 and 2021 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, the Company paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”).

On May 21, 2021, the Company and Helix amended the Helix Purchase Agreement pursuant to Amendment No. 1 to Equity Purchase Agreement (the “Helix Amendment”) to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the Helix Equity Holders under Section 10.02 of the Helix Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of Helix, (C) extend the End Date (as defined in the Helix Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to Helix in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to Helix, (E) increase the amount of the Purchase Price (as defined in the Helix Purchase Agreement) to be paid in cash from $8,500,000 to $10,000,000 and reduce the amount of the Purchase Price to be paid in stock from $8,500,000 to $7,000,000, and (F) change the Stock Payment (as defined in the Helix Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $7,000,000 of the Purchase Price being payable to the Helix Equity Holders in shares of the Company’s common stock valued at $13.25 per share (528,302 shares).

On June 1, 2021, the Company, Helix and the Helix Equity Holders, having met all conditions precedent in the Helix Purchase Agreement, consummated the closing for the Helix Interests (the “Helix Closing”). Pursuant to the Helix Purchase Agreement, as consideration for the Helix Interests, the Company paid the Helix Equity Holders at the Helix Closing: (i) $10,000,000 in cash (the “Helix Cash Consideration”) and $7,000,000 in stock (the “Helix Stock Consideration”) through the issuance of 528,302 shares of the Company’s common stock, par value $0.001 per share, determined using a price of $13.25 per share (the actual closing price of the Company’s common stock on June 1, 2021 was $11.17 per share). In connection with the Helix Cash Consideration, the Company received credit for certain loans and operating expense payments made by the Company to Helix during 2020 and 2021.

ggCIRCUIT LLC Purchase Agreement

On January 22, 2021, the Company entered into the GGC Purchase Agreement whereby the Company will acquire from the GGC Equity Holders all of the issued and outstanding membership units of GGC (the “GGC Units”), making GGC a wholly owned subsidiary of the Company.

In connection with the negotiation of the GGC Purchase Agreement, the Company advanced an aggregate of $600,000 to GGC during 2020 and 2021 in the form of loans (the “GGC Loans”). Upon execution of the GGC Purchase Agreement, the Company paid GGC an additional $600,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”).

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On May 21, 2021, the Company and GGC amended the GGC Purchase Agreement pursuant to the Amendment No. 1 to Equity Purchase Agreement (the “GGC Amendment”) to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the GGC Equity Holders under Section 10.02 of the GGC Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of GGC, (C) extend the End Date (as defined in the GGC Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to GGC in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, the Company is required to make an additional non-refundable payment in the amount of $100,000 to GGC, (E) increase the amount of the Purchase Price (as defined in the GGC Purchase Agreement) to be paid in cash from $13,000,000 to $15,000,000 and reduce the amount of the Purchase Price to be paid in stock from $13,000,000 to $11,000,000, and (F) change the Stock Payment (as defined in the GGC Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $11,000,000 of the Purchase Price being payable to the GGC Equity Holders in shares of the Company’s common stock valued at $13.25 per share (830,189 shares).

On June 1, 2021, the Company, GGC and the GGC Equity Holders, having met all conditions precedent in the GGC Purchase Agreement, consummated the closing for the GGC Interests (the “GGC Closing”). Pursuant to the GGC Purchase Agreement, as consideration for the GGC Interests, the Company paid the GGC Equity Holders at the GGC Closing: (i) $15,000,000 in cash (the “GGC Cash Consideration”) and $11,000,000 in stock (the “GGC Stock Consideration”) through the issuance of 830,189 shares of the Company’s common stock, par value $0.001 per share, determined using a price of $13.25 per share (the actual closing price of the Company’s common stock on June 1, 2021 was $11.17 per share). In connection with the GGC Cash Consideration, the Company received credit for certain loans and operating expense payments made by the Company to GGC during 2020 and 2021.

Competitive Advantages/Operational Strengths

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Most of EEG’s current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than us.

However, we believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: EEG’s Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. EEG’s Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Unique Positioning within Digital Gaming: EEG is the only digital gaming company with an esports-first focus and only digital gaming company with full esports businesses; leading the effort to broaden legislation for betting on esports competitions. We are uniquely focused on connecting to customers across a broad set of retail and digital businesses to achieve greater revenue, scale, and profitability, as well as shaping esports infrastructure to facilitate omni-channel betting.

Top Tier Technology Assets:

●	EEG has acquired businesses with state-of-the-art B2B/B2C technologies across esports competition infrastructure, for in-person and internet-based competitions, for tournaments, esports wagering and skill-based betting (P2P).

●	Acquiring Genji Analytics, an established esports analytics provider for game publishers and esports leagues, will allow for reorientation towards betting, through provision of customized marketing, better betting lines and greater customer retention.

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●	ggCircuit Proprietary Platform: ggCircuit’s ggLeap cloud-based management software solution enables Gaming Centers to run games through the stat integrated client, reward gamers for playing the games they love, as well as run their own local tournaments. ggCircuit is currently used by over 600 LAN centers and connects with over 2 million gamers monthly. In the future EEG plan to offer products such as player-vs-player betting to the gamers on the network.

●	Lucky Dino’s online casino platform - included in the acquisition of Lucky Dino was iDefix, a modern online casino platform licensed in Malta, upon which the Lucky Dino’s online casino brands operate on . iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The technology is built on a scalable event-driven micro-services-based architecture offering advanced automation features including AML compliance and KYC handling, Responsible Gambling management and monitoring, fraud and bonus abuse detection, as well as Gamification, CRM and bonus management.

●	Argyll’s proprietary sports betting rewards and bonus efficiency technology, provides and industry-leading customer loyalty program, driving above industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award and the 2018 EGR Marketing & Innovation Awards, and will be able to be leveraged across all of EEG’s verticals.

●	Argyll’s technology and Lucky Dino’s full igaming tech stack will accelerate the development of EEG’s new Vie esports-centric platform, and generate synergies from further digital gaming acquisitions.

Strong Brand Partnerships: EEG has already partnered, via “affiliate Marketing Agreements’’, with ten leading brands in pro sports, including Football, Hockey, Basketball and Soccer, with an aggregate fanbase of over 50 million, as well as with several individual social media influencers.

●	Pro sports team partnerships lever huge customer databases for esports tournament participation and betting, lowering EEGs customer acquisition costs.
●	As a “Marketing Affiliate’’, the esports team will provide their fans with a link to EEG’s online tournament platform (EGL), where the fan can enter tournaments to win team merchandise, and subscribe to subsequent tournaments.

Helix LAN Center Expertise: Our Helix team prides themselves on building LAN Centers in an efficient manner and programming the centers to engage local communities. This programming (community tournaments, after-school camps, pro-team watch parties) is what drives traffic to these centers on a day-in day-out basis. Because of the team’s expertise in this area, we have been approached by numerous entities such as universities, theme parks and pro sports teams to build and manage centers on their properties.

Growth Strategy

In the future, we intend to:

●	expand its Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into their Vie.gg real-money wagering platform.

●	expand its Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, which provides opportunity for access into over 180 countries, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH), now Bally’s Corporation (NYSE: BALY), to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

S-9

Future Products and Services:

Online Esports Tournament Play

EEG intends to offer players from around the world, including the United States, the ability to enter and participate in online video game tournaments and win cash prizes, via our enhanced EGL Tournament platform. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of their money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help them determine which markets they are finding the most esports players. we believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for their wagering platform.

International Market Expansion

EEG received a Gaming Service License for online betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and commenced online gaming operations in that jurisdiction in February 2021, both on the Vie.gg and Argyll Brands. The Lucky Dino and Bethard brand acquisitions added additional Spanish and Swedish licenses, together with UK and Irish licenses that Argyll already operates under. In the future, EEG may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for their services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

EEG’s Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of $45.8 billion and is projected to reach $94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the acquisition of Lucky Dino included the acquisition of iDefix, a modern online casino platform licensed in Malta, that the Lucky Dino online casino brands operate on iDefix provides a full technical solution for casino operations, with various management tools as well as in-depth business intelligence reporting and analysis. The Argyll and Bethard Brands offer online users traditional casino style games such as roulette, blackjack , or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

On the Vie.gg esports-focused wagering platform, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. They also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

S-10

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

EEG is looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that they are able to acquire in other markets. Marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of EEG’s efforts to market our online gaming services, we are entering into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, an esports team will promote our brand in the content they create and on their social media and through their Website.

We plan to increase marketing efforts and awareness of our websites, www.vie.gg, www.sportnation.bet, www.luckydino.com and www.bethard.com, as well as future offerings by:

●	Educating sports betting consumers to bet on esports in an effort to convert gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. EEG intends to increase its efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote our wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. EEG intends to increase its investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

S-11

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require EEG to obtain licenses or findings of suitability from gaming authorities for EEG, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of EEG fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, EEG may deem it necessary, or be required to, sever its relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with EEG, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

S-12

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.bet website from residents of over 180 jurisdictions including Canada, Japan, and South Africa, under our MGA license. We do not accept wagers from United States residents at this time, and will not do so until our vie.gg site is live in New Jersey in compliance with all applicable regulations, and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates pre-existing state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licenses issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

Intellectual Property

EEG has not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

EEG’s Risks and Challenges

An investment in EEG’s securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history.

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●	They have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by their business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks

S-13

THE OFFERING

Common stock offered by us	2,205,072 shares of our common stock (at an assumed offering price of $9.07 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 2, 2021). The actual number of shares to be issued will vary depending on the sales price in this offering.

Total Common stock outstanding before the offering	21,970,085 shares of common stock.(1)

Common stock to be outstanding after the offerings	Up to 24,175,157 assuming the sale of all of the shares of common stock being offered by us (at an assumed offering price of $9.07 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 2, 2021). The actual number of shares to be issued will vary depending on the sales price in this offering.

Manner of offering	“At the market offering” that may be made from time to time on The NASDAQ Capital Market or other market for our common stock in the U.S. through our agent, Maxim Group, LLC (“Maxim”). Maxim will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution.”

Use of proceeds	We will use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-17.

Risk factors	An investment in our shares of common stock is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-15 of this prospectus supplement, and elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

NASDAQ Capital Market symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “GMBL” and warrants are listed under the symbol “GMBLW.”

The number of shares of common stock to be outstanding after this offering excludes the following as of September 2, 2021:

●	3,350,599 shares of common stock issuable upon exercise of warrants outstanding having a weighted average exercise price of $12.21 per share, and inclusive of the 2,000,000 Series A Warrants outstanding with an exercise price of $17.50 that were issued in connection with the sale of the Convertible Note;
●	2,000,000 shares issuable upon a conversion of the Convertible Note into shares of common stock at a conversion price of $17.50;
●	2,000,000 Series B Warrants that were issued in connection with the sale of the Convertible Note and can be exercised at a price of $17.50 should the Company redeem the Convertible Note prior to its maturity date of June 2, 2023;
●	shares contingently issuable in connection with the Bethard acquisition, whereby the amount issuable in shares shall be determined prior to the 24 month anniversary date of the acquisition, or July 13, 2023, and based on U.S. dollar equivalent of up to a maximum contingent share consideration amount of €7,600,000 divided by the 30-day volume weighted average unit price per share of Common Stock at the time of issuance.
●	473,926 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $5.49 per share; and
●	609,654 shares reserved for future issuances under our equity compensation plans;

S-14

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended June 30, 2020, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, assuming we sell $20,000,000 shares of common stock at an assumed offering price of $9.07 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 2, 2021, we will have outstanding 24,175,157 shares of common stock based on 21,970,085 shares of common stock outstanding on September 2, 2021. The shares outstanding also include the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates.

S-15

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

We may not be able to maintain compliance with NASDAQ’s continued listing requirements.

Our common stock is listed on The NASDAQ Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on The NASDAQ Capital Market. If we fail to maintain compliance with all applicable continued listing requirements for The NASDAQ Capital Market and NASDAQ determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

S-16

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our Common Stock under this prospectus supplement, we estimate that the maximum potential net proceeds we will receive will be approximately $19,370,000 after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the engagement letter with Maxim as a source of financing.

We intend to use the net proceeds for the Second Payment owed to Gameday Group Plc, working capital and other general corporate purposes.

We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, marketable securities.

S-17

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

●	On an actual basis;
●	On a pro forma basis to give effect to following:

GGC and Helix acquisitions (1):

(i)	the payment of $12,900,000 in cash and $9,273,211 in common stock to the GGC Equity Holders on June 1, 2021;
(ii)	the payment of $7,790,651 in cash and $5,901,133 in common stock to the Helix Equity Holders on June 1, 2021;
(iii)	payments totaling $200,000 to the GGC Equity Holders and Helix Equity Holders prior to June 1, 2021 to fund operating expenses;
(iv)	payments totaling $2,809,349 that were deposited into escrow at the closing of the GGC and Helix acquisitions that is contingent upon future service by certain GGC Equity Holders and Helix Equity Holders
(v)	payment of transaction costs of $470,420 upon closing of the GGC and Helix acquisitions.

Bethard acquisition:

(i)	the initial cash payment of €13,000,000 (approximately $15,346,019 using exchange rates in effect at the acquisition date) comprised of €12,000,000 (approximately $14,165,556 using exchange rates in effect at the acquisition date) paid in cash at closing and €1,000,000 (approximately $1,180,463 using exchange rates in effect at the acquisition date) paid in cash to acquire a regulatory deposit for the Bethard operations in Spain.

Issuance of Convertible Note:

(i)	the issuance of the Convertible Note on June 2, 2021, with an original principal amount of $35,000,000 with proceeds received of $32,515,000, net of debt issuance costs of $2,485,000.

●

on a pro forma, as adjusted basis to give effect to (i) the receipt of estimated net proceeds of $19,370,000 assuming the sale of 2,205,072 shares of our common stock (at an assumed offering price of $9.07 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 2, 2021), after deducting the estimated commissions payable by us; and (ii) the Second Payment of €4,000,000 (approximately $4,721,852 using exchange rates in effect at the acquisition date) that is payable in cash for Bethard no later than October 1, 2021 as described under “Use of Proceeds”.

You should read the data set forth in the table below in conjunction with (a) our financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and (b) our unaudited condensed consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2021
	Actual (Unaudited)	Pro Forma	Pro Forma, As Adjusted
Cash and restricted cash	$20,309,049	$13,307,610	$27,955,758
Long-term Debt:
Notes payable	$345,039	$345,039	$345,039
Senior convertible note	-	32,515,000	32,515,000
Total Debt	345,039	32,860,039	32,860,039
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized and 20,166,740 shares issued and outstanding, actual, 21,525,231 shares issued and outstanding pro forma, 23,730,303 shares issued and outstanding, pro forma as adjusted(2)	20,167	21,525	23,730
Additional paid-in capital	104,417,852	119,590,838	138,958,633
Accumulated deficit	(42,077,212)	(42,547,632)	(42,547,632)
Accumulated other comprehensive loss	(955,702)	(955,702)	(955,702)

Total stockholders’ equity	61,405,105	76,109,029	95,479,029

Total capitalization	$61,750,144	$108,969,068	$128,339,068

S-18

(1)	The Company issued 830,189 shares of common stock with a par value of $0.001 to the GGC Equity Holders and 528,302 shares of common stock with a par value of $0.001 to the Helix Equity Holders at closing of these acquisitions. The closing share price on the date of acquisition of GGC and Helix was $11.17.

(2)	The number of shares of common stock to be outstanding after this offering excludes the following as of September 2, 2021:

●	3,350,599 shares of common stock issuable upon exercise of warrants outstanding having a weighted average exercise price of $12.21 per share, and inclusive of the 2,000,000 Series A Warrants outstanding with an exercise price of $17.50 that were issued in connection with the sale of the Convertible Note;
●	2,000,000 shares of common stock issuable upon a conversion of the Convertible Note into shares of Common Stock at a conversion price of $17.50;
●	2,000,000 Series B Warrants that were issued in connection with the sale of the Convertible Note and can be exercised at a price of $17.50 should the Company redeem the Convertible Note prior to its maturity date of June 2, 2023;
●	shares contingently issuable in connection with the Bethard acquisition, whereby the amount issuable in shares shall be determined prior to the 24 month anniversary date of the acquisition, or July 13, 2023, and based on U.S. dollar equivalent of up to a maximum contingent share consideration amount of €7,600,000 divided by the 30-day volume weighted average unit price per share of common stock at the time of issuance.
●	473,926 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $5.49 per share; and
●	609,654 shares reserved for future issuances under our equity compensation plans;

S-19

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of March 31, 2021, was approximately $16,056,865 or approximately $0.80 per share, based on 20,166,740 shares of common stock outstanding at March 31, 2021. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

Pro forma net tangible book value per share gives effect to net tangible book value of our common stock at March 31, 2021 as well as the acquisitions of GGC, Helix and Bethard and the issuance of the Convertible Note subsequent to March 31, 2021, including the issuance of 830,189 shares and 528,302 shares of common stock issued in the acquisition of GGC and Helix, respectively. After giving effect to these transactions, our pro forma negative net tangible book value as of March 31, 2021, would have been ($42,628,765), or $($1.98) per share.

After giving effect to the sale of up to a maximum aggregate amount of 2,205,072 shares of common stock, at an assumed offering price of $9.07 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 2, 2021, and after deducting estimated commissions, our pro forma as adjusted negative net tangible book value as of March 31, 2021 would have been ($23,258,765) or ($0.98) per share. This represents an immediate increase in our pro forma negative net tangible book value of $1.00 per share to our existing stockholders and an immediate dilution in as-adjusted negative net tangible book value of $10.05 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Offering price per share		$9.07
Net tangible book value per share as of March 31, 2021	$0.80
Pro forma decrease attributable to pro forma adjustments	$(2.78)
Pro forma negative net tangible book value per share as of March 31, 2021	$(1.98)
Increase in pro forma net tangible book value per share attributable to this offering	$1.00
Pro forma as adjusted negative net tangible book value per share after this offering		$(0.98)
Dilution per share to new investors participating in this offering		$10.05

The table above is based on 20,166,740 shares of common stock outstanding as of March 31, 2021, and 21,525,231 shares of common stock outstanding on a pro forma basis after giving effect to the acquisitions of GGC and Helix, and 23,730,303 on a pro forma as adjusted basis after giving effect to this offering.

To the extent that after March 31, 2021, any outstanding warrants were or are exercised, or we otherwise issued or issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

S-20

DESCRIPTION OF COMMON STOCK

We are offering up to $20,000,000 shares of our common stock. As September 2, 2021, our authorized common stock consisted of 500,000,000 shares of common stock, par value $0.001 per share, of which 21,970,085 shares were issued and outstanding.

The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Descriptions of the Securities We May Offer,” starting on page 16 of the accompanying base prospectus.

S-21

PLAN OF DISTRIBUTION

On September 3, 2021, we entered into a sales agreement with Maxim under which we may issue and sell up to a maximum aggregate amount of $20,000,000 worth of our common stock from time to time through Maxim acting as agent, subject to certain limitations, including the maximum offering amount of securities registered under the registration statement to which this prospectus supplement relates. The sales, if any, of shares made under the engagement agreement, will be made by any method that is deemed an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Maxim and us. We may instruct Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Maxim may suspend the offering of common stock upon notice and subject to other conditions. As an agent, Maxim will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock under the engagement agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the engagement agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay Maxim commissions for its services in acting as agent in the sale of common stock. Maxim will be entitled to a commission equal to 3.0% of the gross proceeds from the sale of the common stock offered hereby. In addition, we have agreed to reimburse certain expenses of Maxim in an amount not to exceed $30,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Maxim may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse Maxim for certain other specified expenses.

The offering pursuant to the engagement agreement will terminate upon the sale of all shares of common stock subject to the engagement agreement. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-22

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying base prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying base prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on October 1, 2020;

●	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, December 31, 2020, and March 31, 2021 filed with the SEC on November 16, 2020, February 16, 2021, and May 17, 2021 respectively;

●	our Current Reports on Form 8-K or 8-K/A filed with the SEC on July 10, 2020, August 6, 2020, August 17, 2020, September 3, 2020, September 9, 2020, October 16, 2020, November 24, 2020, December 8, 2020, December 17, 2020, December 21, 2020, January 22, 2021, January 27, 2021, February 12, 2021, February 16, 2021, February 16, 2021, March 1, 2021, March 31, 2021, March 31, 2021, May 26, 2021, May 28, 2021, June 1, 2021, June 7, 2021, July 15, 2021, August 12, 2021, and August 12, 2021;

●	the description of our common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 2, 2020, including any amendments or reports filed for the purposes of updating this description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before we stop offering the securities covered by this prospectus supplement and the accompanying base prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and the accompanying base prospectus and does not constitute a part hereof.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. Also, using our website, www.esportsentertainmentgroup.com, you can access electronic copies of documents we file with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and any amendments to those reports, free of charge. Information on our website is not incorporated by reference in this prospectus supplement or the accompanying base prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Lucosky Brookman LLP, New York, New York. Maxim is being represented by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended June 30, 2020 have been so incorporated in reliance on the report of Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-23

PROSPECTUS

ESPORTS ENTERTAINMENT GROUP, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively. On January 22, 2021, the last reported sale price of our common stock and Unit A Warrants on The NASDAQ Capital Market was $7.47, and $4.33, per share, and Unit A Warrant, respectively.

The aggregate market value of our outstanding common stock held by non-affiliates is $77,654,751.25 based on 14,186,740 shares of outstanding common stock, of which 4,294,415 are held by affiliates, and a per share price of $7.85 based on the closing sale price of our common stock on January 20, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Esports,” “EEG,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Esports Entertainment Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://esportsentertainmentgroup.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

1

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on October 1, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

●	Our Current Reports on Form 8-K and/or 8-K/A filed with the SEC on August 6, 2020, October 16, 2020, November 24, 2020, December 8, 2020, December 17, 2020, and January 22, 2021; and

●	The description of our Common Stock contained in our Registration Statement on Form S-8, filed with the SEC on November 25, 2020, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

THE COMPANY

Corporate History

Esports Entertainment Group, Inc. was formed in the State of Nevada on July 22, 2008 under our prior name Virtual Closet, Inc. Virtual Closet, Inc. changed its name to DK Sinopharma, Inc. on June 6, 2010. DK Sinopharma, Inc. changed its name to VGambling, Inc. on August 12, 2014. On or about April 24, 2017, VGambling, Inc. changed its name to Esports Entertainment Group, Inc. Our company was engaged in a number of different enterprises up until May 20, 2013, when, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of H&H Arizona Corporation in exchange for 3,333,334 shares of our common stock. From May 2013 until August 2018, our operations were limited to designing, developing and testing our wagering systems. We launched our online esports wagering website (www.vie.gg) in August 2018.

Business Overview

Esports is the competitive playing of video games by amateur and professional teams for cash prizes. Esports typically takes the form of organized, multiplayer video games that include real-time strategy, fighting, first-person shooter and multiplayer online battle arena games. During 2020, the three largest selling esports games were Dota 2, League of Legends (each multiplayer online battle arena games) and Counter Strike: Global Offensive (a first-person shooter game). Other popular games include Smite, StarCraft II, Call of Duty¸ Heroes of the Storm, Hearthstone and Fortnite. Esports also includes games which can be played, primarily by amateurs, in multiplayer competitions on the Sony PlayStation, Microsoft Xbox and Nintendo Switch. Most major professional esports events and a wide range of amateur esports events are broadcast live via streaming services including twitch.tv, azubu.tv, ustream.tv and youtube.com.

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We are an esports entertainment and online gambling company primarily focused on three verticals, (i): esports entertainment, (ii) esports wagering, and (iii) iGaming and traditional sports betting. We believe focusing on these verticals positions the Company to take advantage of a trending and expanding marketplace in esports with the rise of competitive gaming as well as the legalization of online gambling in the United States.

Esports Entertainment:

Our esports entertainment vertical includes any activity that we pursue within esports that does not include real-money wagering. Right now, the main component of this vertical is our skill-based tournament platform. This allows us to engage and monetize players across 41 states where skill-based gambling is legal as well as create relationships with players that can eventually migrate to our Vie.gg real-money wagering platform.

Esports Wagering:

We intend to be a leader in the large and rapidly growing sector of esports real-money wagering. Our Vie.gg platform offers fans the ability to wager on professional esports events in a licensed and secure environment. At the current time, under the terms of our existing Curacao license, we are currently able to accept wagers from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. On April 30, 2020, we received our gaming service license from the Malta Gaming Authority (MGA). We now expect that residents in a number of European Union member states will be able to place bets on our website. On August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021.

iGaming and Traditional Sports Betting:

The goal of our iGaming and traditional Sports Betting vertical is to provide profitable growth and access to strategic licenses in jurisdictions that we can cross-sell into our Vie.gg platform. On July 7, 2020, we entered into a stock purchase agreement (the “Argyll Purchase Agreement”), by and among the Company, LHE Enterprises Limited (“LHE”), and AHG Entertainment, LLC (“AHG”) whereby, upon closing on July 31, 2020, the Company acquired all of the outstanding capital stock of LHE and its subsidiaries, (i) Argyll Entertainment AG, (ii) Nevada Holdings Limited and (iii) Argyll Productions Limited (collectively the “Acquired Companies” or “Argyle”). AHG is licensed and regulated by the UK Gambling Commission and the Irish Revenue Commissioners to operate online sportsbook and casino sites in the UK and Ireland, respectively. Argyll has a flagship brand, www.SportNation.bet, as well as two white label brands, www.RedZone.bet and www.uk.Fansbet.com (collectively the “Argyll Brands”), with over 250K registered players at the end of calendar year 2020.

Competitive Advantages/Operational Strengths

We believe the following strengths position us for sustainable growth:

Management Team and Key Personnel Experience: Our Board includes senior managers with extensive experience in online gambling, esports, information technology, compliance, regulation, accounting and finance. Our Officers and management include individuals with extensive experience in online gambling, esports, information technology, marketing, business development, payment processing, compliance, regulation, accounting, finance and customer service.

Licensed Technology/Proprietary B2C wagering platform: We have entered into a White Label Services Agreement dated December 12, 2019 (the “Askott Agreement”) with a subsidiary of Askott Entertainment Inc. (“Askott”) whereby Esports has secured a non-exclusive license to “white label” Askott’s proprietary software and systems as the platform through which we run our business (the “Platform”). The Platform requires complex code and very skilled development. Accordingly, we believe the complexity of our Platform offers a higher barrier to entry than standard wagering platforms. Furthermore, in September 10, 2020, we acquired certain intellectual property assets developed by FLIP Sports (“Flip Sports”). As part of the acquisition of assets, the Flip employees became employees of Argyll Productions Ltd, a subsidiary of LHE, with the intention to have them build a best-in-class proprietary esports wagering platform. We believe our proprietary platform will provide us with a competitive advantage as it offers what we believe to be the widest variety of betting options available for esports wagering.

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Argyll’s “Rewards” Program: built in-house, and in conjunction with FLIP Sports, provides an industry-leading customer loyalty program, driving above-industry customer retention rates and player lifetime values. The Program helped earn Argyll the Innovative Start-up of the Year award, at the 2018 EGR Marketing & Innovation Awards. We believe the platform can be leveraged across all of our verticals.

Affiliate Marketing Program: Our affiliate marketing program focuses on professional esports teams and individual social media influencers. As part of our efforts to market our online gaming services, we attempt to enter into “Affiliate Marketing Agreements” with professional esports teams and other influential individuals and groups within esports. As an “Marketing Affiliate”, the esports team will provide their fans with a link to our online gaming website, where the fan, if located in a country which allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the marketing affiliate’s link to our website and provided such player wins the bet, we pay the “Marketing Affiliate” a percentage of the amount we collect from the winning bet (typically between 25% - 35%).

Growth Strategy

In the future, we intend to:

●	expand our Esports services into more of the 41 states where skill-based gambling is legal, enhance the Product offering, as well as create relationships with players that will migrate into our Vie.gg real-money wagering platform.

●	expand our Esports Wagering services into more jurisdictions, utilizing the recently acquired MGA gaming license, as well as the recent multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey.

●	continue with our M&A strategy in the iGaming and Traditional Sports Betting space, to acquire profitable Operators in different jurisdictions, that will also allow for cross-pollination of services (Sportsbook, Casino and Esports).

Future Products and Services:

Online Esports Tournament Play

We intend to offer players from around the world, including the United States (except in 13 states in the US and other jurisdictions outside the US which currently prohibit playing games of skill for cash prizes), the ability to enter and participate in online video game tournaments and win cash prizes. Online esports tournament play consists of two or more people playing against each other in a game from their personal phones or computers, where such players do not necessarily have to be playing in real time. These events could be held over the course of a day, a week or even a month and the winner will be the one with the top score or the fastest time at the conclusion of the event. Cash-based tournaments involving games of skill are not considered gambling in most U.S. states because the generally accepted definition of gambling involves three specific things: (1) the award of a prize, (2) paid-in consideration (meaning entrants pay to compete) and (3) an outcome determined on the basis of chance. As a result, games of skill are not generally subject to the same laws and regulations as our esports event wagering service. We expect participants in our tournaments being able to enter and play against each other with prize money distributed to the last remaining competitors. We anticipate collecting a tournament entry fee for our tournaments, as well as a percentage of total winnings that are paid to users (typically 10% of the entry fees) and thus none of our money will be at risk or otherwise dependent on the outcome. We intend to offer users a wide selection of video games of skill to be played online for real money in small groups to major tournaments. The tournament platform will also serve as a tool to help us determine which markets we are finding the most esports players. We believe using the tournament platform to penetrate the US market will allow us to grow our brand within the esports community and lead to lower customer-acquisition-costs for our wagering platform.

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US Market Expansion

Currently we do not offer players in the US the ability to wager on our Vie.gg platform. However, on August 20, 2020, we announced that we entered into a multi-year partnership with Twin River Worldwide Holdings, Inc (NYSE: TRWH) to launch our proprietary mobile sports betting product in the state of New Jersey. We intend to have our platform live in the state by the end of the first quarter of 2021. Following our launch in New Jersey, we intend to evaluate additional jurisdictions in the US that could be commercially viable for further expansion of our Vie.gg platform.

International Market Expansion

We received a Gaming Service License for online pool betting from the Malta Gaming Authority in April 2020, established a brick and mortar office in such jurisdiction and anticipate commencing online gaming operations in that jurisdiction in 2020, both on the Vie.gg and Argyll Brands. We expect that residents of a number of both European Union and non-EU countries will be able to place bets on our website. In the future, we may consider obtaining additional country specific gaming licenses should we determine there is sufficient local demand for our services in these markets. In order to effectively penetrate international markets, we intend to translate our website into several additional languages and offer customer service and technical support in the local language of key markets.

Our Online Wagering Platforms

According to Zion Market Research’s, Online Gambling & Betting Market by Game Form (Poker, Casino, Sports Betting, Bingo, Lottery, Horse Racing Betting, and Others) and by Component (Hardware, Software, and Service): Global Industry Perspective, Comprehensive Analysis and Forecast, 2017 – 2024, the online gambling market represents one of the fastest growing segments of the gambling industry. Zion Market estimated the size of the global online gambling market in 2018 was in excess of US$45.8 billion and is projected to reach US$94.4 billion by 2024.

Although the Vie.gg brand is focused solely on offering online wagering on the widest range of esports events broadcast from around the world, the Argyll Brands offer online users traditional casino style games such as poker, craps or slots, as well as offering online wagering on traditional sporting events such as soccer, horse racing and football.

All persons 18 years and older can presently place bets on our online gambling website at www.vie.gg except for residents of the United States and other jurisdictions that the Company is precluded from supplying its services to pursuant to its gaming licenses.

With respect to our Argyll Brands, wagering is only permitted by customers in the United Kingdom and Republic of Ireland.

On April 30, 2020, the Company received its Gaming Service License for online pool betting from the Malta Gaming Authority. This allows residents of certain European Union member countries to place bets on our website.

Once on our websites, a player can place a bet on a team participating in any number of tournaments which are scheduled to be held in the upcoming weeks. We also maintain a “how to play” section on the website which provides players with instructional videos on placing bets as well as other pieces of information that may be beneficial to an inexperienced player or a new user of our website. Additionally, we maintain a “frequently asked questions” section which provides our customers with the ability to easily navigate general questions relating to the website, personal account information, payment processing, betting rules and procedures as well as tips.

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We have agreements with the following third party companies that provide us with certain services that enable our website to function efficiently:

Money Matrix. MoneyMatrix provides us with the software we use to receive payments from players. Using MoneyMatrix, a player can select from over 150 payment options (i.e. Skrill, Astropay) to deposit funds with us for use in placing bets.

Partner Matrix. Partner Matrix provides us with the software we use to track players placing a bet through an Affiliate’s link to our website.

Money Matrix, Partner Matrix are both paid monthly for their services to the Company.

Askott Entertainment Inc. The Vie.gg Platform is hosted from Askott Entertainment Inc., who provides us with a website hosting subscription, and provides e-games, development and IT services related to the software interface and web design. We will pay the Askott subsidiary a percentage on gaming revenues, this percentage varies based on the amount of monthly gaming revenues generated but shall not exceed twenty-percent (20%) of monthly gaming revenues but gradually decreases based on increased revenues. Additionally, we will pay Askott a minimum monthly fee of $9,000 EUR for services which amount will be subject to increase based on the number of games made available on the Platform.

SB Tech Global – the Argyll Brands use the SB Tech platform to host their websites, and pay a percentage on both Sportsbook and Casino Gross Gaming revenues, as well as certain hosting and data feed fees.

Marketing and Sales Initiatives

The Company has several sponsorship marketing agreements in place for its website as well as an extended marketing agreement with Dignitas, an esports brand owned by Harris Blitzer sports and entertainment with multiple professional teams playing several titles with over a million fans worldwide. The Company also has an agreement with Allied Esports to run esports tournaments to promote the brand globally to esports fans.

We are looking to expand into new geographic territories by obtaining licenses to operate in those territories. The need for hands-on implementation in these territories and support will require investment in additional marketing activities, offices, and other overhead.

We will also accelerate our expansion if we find complementary businesses that we are able to acquire in other markets. Our marketing efforts to expand into new territories have included esports team and tournament sponsorship, affiliate marketing, social media advertising, content creation, and attendance at esports and gaming events in addition to personal contact with other industry leaders.

Esports games are played by professional teams, amateur teams, and individuals. Professional esports teams have their own social media presence, with some of the top professional teams having millions of fans who follow and interact with the team on a regular basis. A website of a professional esports team usually contains specific information about the team and lists upcoming tournaments or events in which the team will be participating. As part of our efforts to market our online gaming services, we attempt to enter into affiliate marketing agreements with professional Esports teams.

As a marketing affiliate, the esports team will promote our brand in the content they create and on their social media and Website. The fans will be provided with a link to our online gaming website, where the Fan, if located in a country that allows the fan to place a bet using our gaming platform, can bet on teams playing in esports tournaments. For a player placing a bet through the team’s link to our website (and provided the player won the bet), we pay the Affiliate a percentage of the amount we collect from the winning bet. As of December 1, 2020, we had more than 75 esports teams agreeing to act as our marketing affiliates.

We plan to increase our marketing efforts and awareness of our websites, www.vie.gg and www.sportnation.bet, as well as future offerings by:

●	Educating sports betting consumers to bet on esports and we want gamers to start betting on esports.

●	Sponsoring professional esports teams and tournaments that have a global reach.

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●	Working with sports and gaming celebrities and social media influencers who have an interest in video games and esports to generate new customers. We intend to increase our efforts in attracting esports players and other celebrities who have an interest in video games and esports.

●	Using a multichannel approach focused on acquiring and retaining customers we intend to utilize multiple social media platforms to promote the Company’s wagering business including, but not limited to, Facebook Twitter, Instagram, Snapchat, TikTok, Youtube, Twitch, Whatsapp, QQ, WeChat, email and SMS messages and using online advertisements, paid search optimization, and various social media campaigns to increase our online presence and drive traffic to our website. We intend to increase our investments in online advertisements, including esports gambling-related websites. We also intend to continue to invest in optimizing the Company’s website so it will attain a high ranking under key search words or phrases, such as “esports gambling.”

Competition

The online gambling and wagering industry is increasingly competitive. With relatively low barriers to entry, new competitors are entering the esports wagering and video game tournament segments. In both of these segments, there currently exist several major competitors. Because many of these competitors focus on delivering one product, as opposed to a full suite of esports and video gambling products and services that we intend to offer, the competitors may offer an equivalent or superior product to that of the Company. We expect the number of companies offering products and services in each market segment to increase. Most of our current competitors, including Unikrn, bet365, William Hill, Betway, and Pinnacle Sports, have far greater resources than we have.

In the UK, where Argyll is heavily concentrated, the competition in the online gambling industry is extremely competitive. As of June 2020, the UK Gambling Commission oversaw 3,641 gambling licenses, held by 2,652 gaming operators, which makes competing for the acquisition and retention of customers, continually challenging.

We believe the following differentiates us from our competitors:

●	Esports Focused:

The Vie.gg brand is focused solely on esports gambling and 18+ gaming. We will not offer users traditional casino style games like poker, craps or slots nor do we anticipate offering wagering on traditional sporting events like football or soccer. We are focused solely on delivering the widest selection of content and offering the widest range of esports events all for real-money wagering.

●	Strength of Argyll proposition:

With the industry reaching saturation point with similar offers around bonuses and free bets, often with complex terms and conditions, Argyll’s vision and ambition was to launch a totally unique in-house product, seamlessly in to SportNation.bet, to provide customers with an experience like no other, while tackling one of the major challenges that any operator faces; retention. That product and concept is our Rewards Program.

Argyll’s Rewards Program offers customers a simple and genuinely rewarding loyalty scheme, where every bet on the site, win, lose or draw, earns points to redeem into our “Reward Store”. No turnover requirements, no minimum odds conditions, no new customer or single-use restrictions.

We have developed an in house, turnover based model to reward customers with points based on their activity. Customers earn points faster by increasing the number of selections in sportsbook bets, providing an opportunity to increase the rate at which points are earned.

Customers are able to select when and how they want to redeem. A customer is not bound to certain activity or staking criteria. A customer can decide when and what they want to redeem, which could either be frequently, or allowing customers to save for a larger item.

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As an extension to the already unique Rewards offering that SportNation provides its users, a range of product enhancements have also been integrated in to SportNation, including live streaming, responsible gaming and compliance tools and data driven customized journeys. All integrations have been designed and developed in house, to align with the feel and tone of the site. By combining research and insight with the latest technology to implement real time solutions, SportNation offers an innovative, safe and responsible product that is tailored to each individual user, on and offsite, from registration and throughout their customer lifetime.

Regulations Affecting our Business

The offering and operation of online real-money gambling platforms and related software and solutions is subject to extensive regulation and approval by various national, federal, state, provincial, tribal and foreign agencies (collectively, “gaming authorities”). Gambling laws require us to obtain licenses or findings of suitability from gaming authorities for Esports Entertainment, including each of our subsidiaries engaged in these activities, and certain of our directors, officers, employees and in some instances, significant shareholders (typically beneficial owners of more than 5% of a company’s outstanding equity). The criteria used by gambling authorities to make determinations as to qualification and suitability of an applicant varies among jurisdictions, but generally require the submission of detailed personal and financial information followed by a thorough and sometimes lengthy investigation. Gaming authorities have broad discretion in determining whether an applicant qualifies for licensing or should be found suitable. Gambling authorities generally look to the following criteria when determining to grant a license or finding of suitability, including (i) the financial stability, integrity and responsibility of the applicant, (ii) the quality and security of the applicant’s online real-money platform and gaming equipment and related software, as applicable, and (iii) the past history of the applicant. Gambling authorities may, subject to certain administrative proceeding requirements, (i) deny an application, or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, and (ii) fine any person licensed, registered or found suitable or approved. Notwithstanding the foregoing, some jurisdictions explicitly prohibit gaming in all or certain forms and we will not market our gambling services in these jurisdictions. If any director, officer or employee of ours fails to qualify for a license or is found unsuitable (including due to the failure to submit the required documentation) by a gaming authority, we may deem it necessary, or be required to, sever our relationship with such person, which may include terminating the employment of any such person. Gambling authorities have the right to investigate any individual or entity having a material relationship with us, to determine whether such individual or entity is suitable or should be licensed to do business as a business associate of ours. In addition, certain gambling authorities monitor the activities of the entities they regulate both in their respective jurisdiction and in other jurisdictions to ensure that these entities are in compliance with local standards on a worldwide basis.

On May 14, 2018, the Supreme Court of the United States struck down the Professional and Amateur Sports Protection Act, a 1992 law that barred state-authorized sports gambling with some exceptions and made Nevada the only state where a person could wager on the results of a single game. Since the Supreme Court’s decision, sports gambling has commenced in several states and several more states have enabling legislation pending. We believe that the Supreme Court’s decision will allow our platform to be used in the United States at some point in the future. We plan to explore expansion of our esports online wagering platform into the US market place at the appropriate time.

The Unlawful Internet Gambling Enforcement Act of 2006 (“UIEGA”) made it a federal offense, punishable by up to five years in prison, for a business to accept payments “in connection with the participation of another person in unlawful internet gambling.” In support of such new prohibitions, the UIGEA uses a variety of terms — some of which are ambiguous or undefined. Initially, the UIGEA broadly defines a “bet or wager” as: the staking or risking by any person of something of value upon the outcome of a contest of others, a sporting event, or a game subject to chance, upon an agreement or understanding that the person or another person will receive something of value in the event of a certain outcome.

Further, a “bet or wager” specifically includes a chance on a lottery or prize awarded predominantly by chance; a “scheme” as defined in Title 28, U.S.C. § 3702 relating to government-sponsored amateur or professional sports betting and, “any instructions or information pertaining to the establishment or movement of funds by the bettor or customer in, to, or from, an account with the business of betting or wagering.” While this final prohibition incorporates the term “business of betting or wagering,” that term is not specifically defined anywhere in the UIGEA. The only reference to that term comes in § 5362(2), which states: The term “business of betting or wagering” does not include the activities of a financial transaction provider, or any interactive computer service or telecommunications service.

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Nonetheless, the law does contain specific prohibitions. In order to establish a violation of the UIGEA, it must be shown that:

1.	A “person” was engaged in the business of betting or wagering;

2.	That person knowingly accepted a financial instrument or proceeds thereof; and

3.	That instrument was accepted (by the person) in connection with the participation of another person in “unlawful Internet gambling.”

In the context of this statute “unlawful Internet gambling” is defined as follows:

To place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.

Therefore, the UIGEA only applies to online gambling transactions that are already prohibited by other state, federal, or tribal laws. Therefore, in order for the financial transaction to be prohibited by § 5363 of the UIGEA, the bet or wager must be “initiated, received, or otherwise made” in a place where such activity (the bet of wager) violates preexisting state, federal, or tribal law.

At the current time, we are able to accept wagers on our vie.gg website from residents of over 149 jurisdictions including Canada, Japan, Germany and South Africa. We do not accept wagers from United States residents at this time and therefore the bet or wager on our platform is not “initiated, received, or otherwise made” in a place where such activity violates preexisting state, federal, or tribal law.

Great Britain

Betting and gaming with respect to customers in Great Britain (England, Scotland and Wales, but excluding Northern Ireland, the Channel Islands and the Isle of Man) is regulated by the Gambling Act 2005 (the “2005 Act”). The 2005 Act established the Gambling Commission as the regulator responsible for granting licenses to operate gambling services as well as overseeing compliance with applicable law and regulation. In 2014, the UK Parliament passed the Gambling (Licensing and Advertising) Act 2014, which required all remote gambling operators serving customers in Great Britain or advertising in Great Britain to obtain a license from the Gambling Commission. Our Argyll Brands operate in the UK pursuant to remote operating licenses issued by the Gambling Commission along with the separate software and “key personnel” individual licenses. Various additional operating subsidiaries of EEG are endorsed upon the licenses and are hence authorized to carry out the licensed activities on a so-called “umbrella” basis in addition to the “primary” licensee. The terms of these operating licenses require that the relevant subsidiaries of EEG must source all gambling software used in connection with British players from the holder of a gambling software licenses issued by the Gambling Commission. So long as the applicable license fees are paid and the British licenses are not suspended, revoked or otherwise surrendered, EEG expects that the licenses will remain valid indefinitely.

British regulations require licensed companies to file quarterly returns as well as a more extensive “annual assurance statement” to provide the Gambling Commission with information regarding matters such as significant changes in control systems, risk management and governance since the last assurance statement, how the licensee is addressing gambling by problem and at-risk customers and any improvements that the licensee plans to implement to its control systems, risk management and governance and/or its approach to addressing problem and at-risk gambling and promoting socially responsible gambling. The Gambling Commission also subjects its licensees to periodical regulatory compliance visits subsequent to which recommendations may be issued to the licensee.

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Intellectual Property

We have not filed to register any patents, trade names or trademarks in any jurisdictions in relation to our Vie.gg brand, but we do intend to file applications to register patents, tradenames or trademarks in the near future.

Argyll owns a European Union registered trade mark for its SportNation brand.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history.

●	The gaming and interactive entertainment industries are intensely competitive. Esports faces competition from a growing number of companies and, if Esports is unable to compete effectively, its business could be negatively impacted.

●	We have a history of accumulated deficits, recurring losses and negative cash flows from operating activities. We may be unable to achieve or sustain profitability

●	The failure to enforce and maintain our intellectual property rights could enable others to use trademarks used by our business which could adversely affect the value of the Company.

●	The Company may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect its operating results.

●	Compromises of the Company’s systems or unauthorized access to confidential information or EEG’s customers’ personal information could materially harm EEG’s reputation and business.

●	There is a risk that the Company’s network systems will be unable to meet the growing demand for its online products.

●	Systems, network or telecommunications failures or cyber-attacks may disrupt the Company’s business and have an adverse effect on EEG’s results of operations.

●	Malfunctions of third-party communications infrastructure, hardware and software expose Esports to a variety of risks Esports cannot control.

Recent Developments

Lucky Dino Purchase Agreement

On December 14, 2020, the Company, via its wholly owned subsidiary, Esports Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Lucky Dino Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL purchased and assumed from the Sellers substantially all the assets and assumed certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

As consideration for the Acquired Business, the Company agreed to pay the Sellers EUR €25,000,000 (the “Lucky Dino Purchase Price”) subject to certain adjustments set forth in the Lucky Dino Purchase Agreement.

The Lucky Dino Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature. The closing of the transactions contemplated by the Lucky Dino Purchase Agreement is subject to certain conditions, including, among other things, the completion of an audit of Lucky Dino and HEOU.

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Phoenix Purchase Agreement

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Phoenix Games Network Limited, a company registered in England and Wales (“Phoenix”), and the shareholders of Phoenix (the “Phoenix Shareholders” and, together with Phoenix, the “Selling Parties”), whereby the Company acquired from the Selling Parties all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”). Pursuant to the Purchase Agreement, as consideration for the Phoenix Shares, the Company agreed to pay the Sellers: (i) GBP £1,000,000 (the “Original Cash Consideration”); and (ii) shares of common stock of the Company, par value $0.0001 per share, in the aggregate value of GBP£3,000,000 (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Sellers, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, the Company paid the Sellers: (i) GBP £350,000 (US $493,495.35) (the “Closing Cash Consideration”); and (ii) 292,211 shares of common stock of the Company, par value $0.0001 per share (aggregate value of $1,927,647.49) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting the aforementioned Revenue Targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of a similar nature.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on June 19, 2020, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

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Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada Revised Statutes relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

On January 28, 2020, we effected a 1-for-15 reverse stock split of our outstanding common stock, which caused our then outstanding common stock to decrease from 93,395,890 to 6,227,006 while keeping our authorized capitalization unchanged.

Authorized Capital Stock

We are currently authorized to issue up to 510,000,000 shares of capital stock consisting of: 500,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of January 21, 2021, 14,186,740 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding.

Common Stock

We are authorized to issue 500,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

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Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our board of directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the board of directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

Unit A Warrants

Exercisability. The Unit A Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Unit A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit A Warrants.

Cashless Exercise. In the event that a registration statement covering shares of common stock underlying the Unit A Warrants, is not available for the issuance of such shares of common stock underlying the Unit A Warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. In no event shall we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of common stock underlying the Unit A Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit A Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit A Warrants may be transferred at the option of the holders upon surrender of the Unit A Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Warrant Agent and Exchange Listing. The Unit A Warrants will be issued in registered form under a warrant agency agreement between Vstock Transfer LLC, as warrant agent, and us.

Fundamental Transactions. If, at any time while the Unit A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit A Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder. Except as otherwise provided in the Unit A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit A Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit A Warrants and the warrant agency agreement are governed by New York law.

Unit B Warrants

Exercisability. The Unit B Warrants are exercisable immediately upon issuance and at any time up to the date that is one year from the date of issuance. The Unit B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Unless otherwise specified in the Unit B Warrant, the holder will not have the right to exercise any portion of the Unit B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%), as such percentage ownership is determined in accordance with the terms of the Unit B Warrants.

Certain Adjustments. The exercise price and the number of shares of common stock purchasable upon the exercise of the Unit B Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability. Subject to applicable laws, the Unit B Warrants may be transferred at the option of the holders upon surrender of the Unit B Warrants to our Transfer Agent together with the appropriate instruments of transfer.

Fundamental Transactions. If, at any time while the Unit B Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our shares of common stock are permitted to sell, tender or exchange their shares of common stock for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common stock, (4) we effect any reclassification or recapitalization of our shares of common stock or any compulsory share exchange pursuant to which our shares of common stock are converted into or exchanged for other securities, cash or property, or (5) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding shares of common stock, each a “Fundamental Transaction,” then upon any subsequent exercise of the Unit B Warrants, the holder thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the Unit B Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the Unit B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Unit B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Unit B Warrant.

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Beneficial Ownership Limitation. Holder’s exercise shall be limited 4.99% of the Company’s outstanding common stock (or, upon election by a Holder prior to the issuance of any Unit B Warrants, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise. The Holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Unit B Warrant held by the Holder. Any increase in the beneficial ownership limitation will not be effective until the 61st day after such notice is delivered to the Company.

Governing Law. The Unit B Warrants are governed by New York law.

Unit 1 and Unit 2 Warrants

Upon consummation of the April 2020 Offering, all the Bridge Notes were mandatorily converted (the “Bridge Note Conversion”). Pursuant to the terms of the Bridge Purchase Agreements, the Investors received shares of the Company’s common stock at discount to the April 2020 Offering as well as two warrants (the “Unit 1 Warrants” and “Unit 2 Warrants”) to purchase shares of Common Stock of the Company, with each to purchase one share of Common Stock with an exercise price per share of $4.25

The Unit 1 Warrants are substantially the same as the Unit A Warrants, except that (i) the Unit 1 Warrants are not traded on the Nasdaq; (ii) the Unit 1 Warrants do not contain a cashless exercise provision; and (iii) there is no warrant agent associated with the Unit 1 Warrants.

The Unit 2 Warrants are substantially the same as the Unit B Warrants, except that there is no warrant agent associated with Unit 2 Warrants.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Directors’ Liability

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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The NASDAQ Capital Market Listing

Our common stock and Unit A Warrants are quoted for trading on The NASDAQ Capital Market under the symbols “GMBL” and “GMBLW”, respectively.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC with an address at 18 Lafayette Pl, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or subject to repurchase, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

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Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

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Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

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In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

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We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

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The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Esports Entertainment Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Up to $20,000,000

of Common Stock

ESPORTS ENTERTAINMENT GROUP, INC.

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

September 3, 2021